                                                                    Exhibit 4(a)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE

  NUMBER                                                             SHARES
------------    [CHECKER BOARD                                    -------------
                LOGO APPEARS HERE] PURINA MILLS, INC.
------------                                                      -------------
                   AUTHORIZED COMMON STOCK: 20,000,000 SHARES
                                 PAR VALUE 0.01


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


                   Shares of PURINA MILLS, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

         Dated:

[PURINA MILLS
CORPORATE SEAL]

/s/ signature                                         /s/ signature
---------------------------                           -------------------------
                  SECRETARY                                           PRESIDENT